UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

THE SAINT JAMES COMPANY

(Exact name of registrant as specified in its charter)

North Carolina	000-13738	56-1426581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadway Plaza, 520 Broadway, Suite 350 Santa Monica CA 90401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 739-5696

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS.
ITEM 8.01 – Other Events.

On October 21, 2008, we entered into a Heads of Agreement (the “HOA”) with Neqtar Wines PTY LTD (“Neqtar”), pursuant to which Neqtar and we agreed on certain potential terms of a potential future transaction. On March 17, 2008, Neqtar and Samson Investment Company (“Samson”) entered into a letter of intent (the “LOI”) setting forth certain terms of a proposed acquisition by Samson, or its nominee, of all of Neqtar’s outstanding shares of common stock. On October 20, 2008, we entered into a Designation, Assignment, and Assumption Agreement with Samson, in which we were designated by Samson as its nominee under the LOI, and Samson conveyed all of its right, title, and interest in the same to us and we granted a five-year warrant to Samson to purchase 120,000 shares of our common stock at a per-share exercise price of $10.00. As a result of our designation as Samson’s nominee under the LOI, we entered into preliminary transaction negotiations with Neqtar, which culminated in the execution of the HOA.

Pursuant to the HOA, we agreed that, upon the close of the potential future transaction between Neqtar and us, and in exchange for our tender of a certain to-be-determined purchase price (the “Proposed Neqtar Transaction”):

•	we will own all of the shares of Neqtar’s common stock;

•	we will lease, and eventually may purchase, certain facilities from Neqtar;

•	Neqtar will be obligated to purchase a specified amount of wine from us annually;

•	we will own certain of Neqtar’s inventory;

•	we will grant Neqtar a security interest in substantially all of our assets and those assets acquired from Neqtar; and

•	we will own certain of Neqtar’s trademarks.

In addition, Neqtar and we expect to make certain representations and warranties to each other in a definitive transaction document that are standard and customary in the wine industry for transactions of this size and magnitude. The Proposed Neqtar Transaction is subject to certain conditions precedent, including, but not limited to, the transfer of certain of SdS Beverages’ assets to Neqtar, satisfactory completion of certain due diligence regarding Neqtar and the Proposed Neqtar Transaction, a financing condition, receipt of an independent appraisal valuing Neqtar’s fair market value not less than $27 million in the aggregate, and the making of certain revisions to documents between Neqtar and Fosters.

In contemplation of the Proposed Neqtar Transaction or a similar future transaction, on June 6, 2008 we engaged an investment bank to advise and assist us in respect of the financing contingency for the Proposed Neqtar Transaction

We also issued a press release on October 27, 2008, attached as Exhibit 99.4, in which we announced that we entered into the HOA for the potential purchase of all of Neqtar’s shares of common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.2*	Heads of Agreement dated, October 21, 2008, between Neqtar Limited and The Saint James Company.
10.3*	Letter of Intent to Purchase Neqtar Wines PTY LTD and all Related Real Property and Interests of Seller, dated March 17, 2008, between Samson Investment Company and Neqtar Wines PTY LTD.
10.4*	Designation, Assignment, and Assumption Agreement, dated October 20, 2008, between Samson Investment Company and The Saint James Company.
10.5*	Common Stock Purchase Warrant in favor of Samson Investment Company, dated October 20, 2008.
99.4*	Press Release dated October 27, 2008.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008	THE SAINT JAMES COMPANY

	By:	/S/ WAYNE GRONQUIST
President

Exhibit Index

Exhibit No.	Description of Exhibit
10.2	Heads of Agreement, dated October 21, 2008, between Neqtar Limited and The Saint James Company.
10.3	Letter of Intent to Purchase Neqtar Wines PTY LTD and all Related Real Property and Interests of Seller, dated March 17, 2008, between Samson Investment Company and Neqtar Wines PTY LTD.
10.4	Designation, Assignment, and Assumption Agreement, dated October 20, 2008, between Samson Investment Company and The Saint James Company.
10.5	Common Stock Purchase Warrant in favor of Samson Investment Company, dated October 20, 2008.
99.4	Press Release dated October 27, 2008.